Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The undersigned, Jeff Clayborne, hereby certifies, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the annual report on Form 10-K of Verb Technology Company, Inc. for the fiscal year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Verb Technology Company, Inc.

May 14, 2020

/s/ Jeff Clayborne
Jeff Clayborne
Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer